UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 15, 2013, Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s intention to seek commitments for a new senior secured credit facility expected to be comprised of a $1.6 billion term loan and a $1.0 billion revolving credit facility. The new senior secured credit facility will replace the existing senior credit facilities of the Company and Ameristar Casinos, Inc. (“Ameristar”) upon the consummation of the Company’s pending acquisition of Ameristar. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

In addition, on July 15, 2013, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), announcing that PNK Finance Corp., a wholly-owned subsidiary of the Company, intends to offer up to $800 million in aggregate principal amount of new senior unsecured notes only to “qualified institutional buyers” in an unregistered offering pursuant to Rule 144A under the Securities Act, and outside the U.S. to non-US persons pursuant to Regulation S under the Securities Act. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 15, 2013, issued by Pinnacle Entertainment, Inc. regarding the marketing of proposed new credit facility.

99.2	Press Release dated July 15, 2013, issued by Pinnacle Entertainment, Inc. regarding the private offering of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: July 15, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 15, 2013, issued by Pinnacle Entertainment, Inc. regarding the marketing of proposed new credit facility.

99.2	Press Release dated July 15, 2013, issued by Pinnacle Entertainment, Inc. regarding the private offering of senior notes.